EXHIBIT 10.19(c)

                  SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (" Second
Amendment") is made and entered into effective as of July 1, 1996 by and between VENTURE STORES, INC. ("Venture") and EUGENE
CALDWELL ("Executive").

     WITNESSETH, that:

     WHEREAS, the parties entered into a written agreement entitled "Employment Agreement" effective as of the 1st day of May, 1994, as amended by an Amendment to Employment Agreement effective as of May 1, 1995; and

     WHEREAS, the parties desire to extend the term of such Employment Agreement, as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed between Venture and Executive as follows:

     1.   From and after the effective date of this Second
Amendment, the term "Contract Term" shall mean the period commencing on the Effective Date of the Employment Agreement (as defined therein) and ending April 30, 1998 or such other period as Venture and Executive shall agree from time to time in writing.

     2.   Except as specifically modified by this Second
Amendment, all of the provisions of the Employment Agreement, as previously amended, remain in full force and effect as set forth in the Employment Agreement.

     IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto in three counterparts, each of which shall be deemed an original, and shall be effective as of the date first above written.

                                   VENTURE STORES, INC.


                                By:/s/ Robert N. Wildrick
                                   Robert N. Wildrick
                                   Chairman, President and
                                   Chief Executive Officer


                                   /s/ Eugene Caldwell
                                   Eugene Caldwell